UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)

200 S. Orange Avenue, Suite 1200
Orlando, Florida 32801
(Address of Principal Executive Offices) (Zip Code)

(407) 317-6950
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. (the “Company”) was held on May 24, 2016. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.
The Company’s stockholders elected each of the following directors to serve until the Company’s 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualify by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey H. Donahue	57,058,557	798,072	33,066,938
John H. Alschuler	55,177,621	2,679,008	33,066,938
Keith E. Bass	55,189,561	2,667,068	33,066,938
Thomas M. Gartland	55,183,390	2,667,068	33,066,938
Beverly K. Goulet	57,075,604	781,025	33,066,938
Mary E. McCormick	57,121,001	735,628	33,066,938
Dennis D. Oklak	57,067,454	789,175	33,066,938
Marcel Verbaas	57,094,527	762,102	33,066,938

2.	The Company’s stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016 by the following votes:

FOR	AGAINST	ABSTAIN
88,698,369	879,396	298,766

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: May 24, 2016	By:	/s/ TAYLOR C. KESSEL
	Name:	Taylor C. Kessel
	Title:	Vice President - Corporate Counsel and Secretary